Exhibit 99.1
NEWS RELEASE

Contact:	Alliance Data Ed Heffernan Analysts/Investors 972.348.5191 eheff@alldata.net	Limited Brands, Inc. Anthony Hebron Limited Brands, Inc. External Communications 614.415.7555 ahebron@limitedbrands.com

Shelley Whiddon — Media 972.348.4310 swhiddon@alldata.net
ALLIANCE DATA EXTENDS AGREEMENTS WITH
LIMITED BRANDS, INC. INTO 2012
Agreements geared toward revitalizing and continuing to grow credit card programs for Victoria’s
Secret, The Limited, Express, Bath and Body Works, and Henri Bendel
DALLAS, Texas, Dec. 14, 2005 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed agreements with Limited Brands, Inc. (NYSE: LTD) to continue providing credit and programs extending across the following brands: Victoria’s Secret, The Limited, Express, Bath and Body Works and Henri Bendel. These agreements are the result of a collaborative effort by both parties to rejuvenate the card programs and further extend previously announced agreements that ran into 2009.
While specific terms were not disclosed, the agreements formalize the intentions of both parties to deploy new tools and resources to expand the card programs. Planned program growth, along with added incentives, are expected to benefit both parties. Alliance Data will continue providing account acquisition and activation, receivables funding, card authorization, card issuance, statement generation, loyalty marketing services related to the credit card, remittance processing, and customer service functions. Alliance Data will also provide enhanced analytical capabilities for the programs.
“Limited Brands is our longest-standing client relationship, and we are looking forward to taking this next step in our mutually beneficial partnership,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Building strong, trusting relationships with our clients is core to our business, and we believe that this contract extension is a reflection of that commitment. Alliance Data has created an integrated and robust credit card solution that has proven to be a highly effective, integral part of Limited’s brand marketing and overall business success. These extended agreements will build upon that success by rejuvenating the card programs to make them bigger and better, and ultimately help Limited Brands grow its business.”
“We are pleased to continue our partnership with Alliance Data,” said Susan Sachatello, senior vice president, Customer Marketing, Limited Brands, Inc. “We look forward to the enhanced capabilities that will allow us to further leverage this relationship to engage with our most valuable customers.”
About Limited Brands, Inc.
Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,677 specialty stores. Victoria’s Secret products are also available through the catalogue and http://www.VictoriasSecret.com. Bath & Body Works products are also available at http://www.BathandBodyWorks.com.
About Alliance Data

Alliance Data (NYSE:ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,”

“project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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